EXHIBIT 99.1

                                [SIX FLAGS LOGO]

                       SIX FLAGS PROVIDES 2007 REVIEW AND
                            OUTLOOK FOR UPCOMING YEAR
                       ----------------------------------

New York, NY - November 9, 2007 - Following today's release of results for the third quarter and nine months ended September 30, 2007, Six Flags, Inc. (NYSE:
SIX) President and CEO Mark Shapiro and Jeffrey R. Speed, Executive Vice President and Chief Financial Officer, conducted a conference call and webcast to discuss the Company's 2007 results and its preliminary outlook for 2008.

On the call, Mr. Shapiro emphasized the Company's progress since the 2006 implementation of its long-term strategy to improve and diversify its entertainment product and increase revenue per guest. The plan is driven by a revitalized brand with a focus on attracting families and positioning Six Flags as an out-of-home media network. The intent is to generate revenue streams through the Company's broad and diverse reach and the implementation of a more efficient capital spending program.

Highlights from the call included the following key points:

o ATTENDANCE: The Company expects its 2007 attendance to be flat to slightly up compared to 2006 with 2%, or 51, fewer park operating days. Mr. Shapiro stated that despite a strong start to the season through June, the Company experienced a 9% drop in July attendance compared to the prior year due to unfavorable weather primarily at its Texas and Georgia parks and extensive national media coverage of a ride-related accident at its Louisville, Kentucky park. For 2008, the Company is targeting attendance growth spearheaded by its capital plan, which includes eight new coasters in eight of its largest parks.

o REVENUE PER GUEST: The Company expects 2% total revenue per cap growth in 2007 bringing its two-year cumulative growth to 16% since new management's arrival in early 2006.

o CONSUMER BRANDS: The arrival of big-name consumer brands, such as Papa John's Pizza, Panda Express, Johnny Rockets and Cold Stone Creamery has substantially diversified the parks' food and beverage offering. These integrated partnerships not only provide intangible benefits by brand association and marketing reach, but also directly impact food and beverage per capita spending, which is up 16% over the 2005 season.

o CORPORATE ALLIANCES: The Company's strategy to build a strong sponsorship business is on track, with the 2007 target of $38 million in revenue already met. This is more than double the $16 million the Company generated in 2005. To facilitate growth, the Company has been rapidly expanding its in-park radio broadcasting capabilities and plans to launch an in-park television network to provide sponsors a wide range of opportunities to reach consumers. Mr. Shapiro stated that marketing its in-person media advantage is a key strategic priority to drive the Company's long-term value.

o INCREASED LABOR PRODUCTIVITY: The Company has begun to implement an automated seasonal labor scheduling system designed to assure appropriate and efficient staffing, in real-time. For 2007, the Company expects to spend $15 million less than its initial 2007 guidance of $680 million of cash operating expenses - the bulk of this from reduced labor costs. For 2008, the Company will benefit from an entire season of improved labor productivity.

o REDUCED CUSTOMER ACQUISITION COSTS: By developing a comprehensive internal customer database and overhauling its website, the Company can reach out directly to its most loyal guests at a substantially lower cost per acquisition. Additionally, with a more balanced and diversified media mix, leveraging more digital and social networking platforms, including more online spending and less radio, coupled with a creative direction emphasizing a retail-oriented rather than branding message, the Company plans to save $25-30 million in annual marketing expenses compared to 2007.

o IMPROVED AND DIVERSIFIED PRODUCT: The Company has turned around the quality of its product and services evidenced by record-high guest satisfaction scores from independent surveys. With the addition of rides and attractions for younger children, such as Wiggles World and Thomas Town, and family coasters like Tony Hawk's Big Spin for teens and tweens, the parks have developed a more balanced and diversified entertainment offering. Next year, the launch of the Dark Knight coasters to coincide with Warner Bros. next installment of the Batman series will continue to broaden the appeal of Six Flags product offerings. The announcement of those attractions has already spurred early 2008 season pass sales.

o DEMOGRAPHIC SHIFT: The aforementioned in-park product diversification coincides with a demographic shift in the Company's domestic theme park attendance, with ages 3-11 experiencing a 5% increase in attendance during the first nine months compared to the prior-year period. The establishment and enforcement of a new code of conduct policy also has contributed to a more satisfying guest experience for the entire family, which is reflected in this demographic shift. In addition, the Thursday Night Concert Series has been such a successful vehicle for reaching the teen and tween markets, that the Company also is expanding the program next year to include a Sunday night franchise.

o IMPROVED RIDE EFFICIENCY: Ride throughput has increased and maintenance downtime has decreased for the first nine months of 2007 versus the prior-year period. The Company saw significant improvements in these two measurements, which best capture the operating efficiency of the attractions and directly impact guest satisfaction. The Company also noted ride related incidents have declined since 2005.

o NEW GROWTH INITIATIVES: The Company has developed dynamic new venues for growth, including its $40 million investment in dick clark productions, inc. ("dcpi"), the producer of event programming including the American Music Awards, the Golden Globe Awards, the Academy of Country Music Awards and Dick Clark's New Year's Rockin' Eve. The Company anticipates that dcpi will deliver double digit growth in operating earnings in 2008. Additionally, Six Flags will use the dcpi brands and library for entertainment content in the parks, replacing more expensive live show product. Mr. Shapiro also noted that promotional sweepstakes for the American Music Awards have contributed to the fast start of 2008 season pass sales.

o INTERNATIONAL GROWTH: Mr. Shapiro mentioned that the Company is in advanced discussions involving several international development, management and licensing opportunities - potentially tapping new high-margin revenue streams.

o 2008 OPERATING CALENDAR: The Company intends to stretch its season into November for some of its yet-to-be announced parks and to launch its popular Holiday in the Park offering in a Northeast park next season.

o LIQUIDITY: Mr. Shapiro reiterated that the Company has a $275 million credit line that is undrawn, over $100 million of cash at quarter end, no near term debt maturity until 2010 and a plan that provides a viable path to cash flow break-even in 2008.

o INVESTOR DAY: Mr. Shapiro also informed investors that the Company plans on hosting an Investor Day on April 29, 2008 at Six Flags Great Adventure in Jackson, New Jersey. Interested investors and analysts can sign up to receive information at www.sixflags.com/investorday.

Summarizing his discussion, Mr. Shapiro said: "I see a strong foundation for the Company's future and I truly believe that what we have done - and are doing - are the right things to achieve sustained growth and profitability."

In his discussion, Chief Financial Officer Jeffrey R. Speed spoke to the Company's expected operating results for 2007. Mr. Speed stated that he expected 2007 to end with revenues in the $965-$970 million range with attendance stable compared to the prior year. Total revenue per capita spending is expected to grow 2%, cost of sales is expected to be at $80 million, and cash operating expenses, excluding non-recurring items, should total approximately $665 million. Year-end Adjusted EBITDA is expected to settle at $175-$180 million, roughly flat to 2006.(1)

For 2008, Mr. Speed stated that per capita guest spending, which combines ticket and in-park per capita spending, is expected to grow 2%. Cash operating costs are expected to be reduced by $50-$60 million to $605-$615 million in 2008.
The reduced costs are expected to be a direct result of the following key strategies:

o Leveraging the Company's investment in systems and training to deploy seasonal labor more efficiently to match demand in "real-time" while also benefiting from a reduction in full-time staff through an early retirement program and other staff reductions;

o Benefiting from reduced labor, operating costs, and repairs and maintenance by closing and/or removing rides, shows and attractions that are inefficient due to significant down-time, high operating costs, and/or low throughput;

o Realizing savings as a result of the aforementioned media strategy which contemplates reduced brand advertising as well as more cost-effective on-line advertising, coupled with production and agency efficiencies;

o Generating corporate cost savings from the 2007 completion of third-party consulting engagements related to managing seasonal labor, redesigning the Company's website, market segmentation and pricing analyses, and reduced outside legal costs due to recent litigation settlements.

Mr. Speed noted that some cost savings in 2008 will result in charges in the fourth quarter of 2007. For example, the full-time labor cost reductions will result in severance costs in the fourth quarter of 2007 of $5-6 million. Additionally, the Company will take a primarily non-cash write-off of the inefficient rides, shows, and attractions that are closed and/or removed. This charge is expected to approximate $30 million.

Mr. Speed reiterated that the above cost reduction strategies are not intended to impact the improved guest experience that the Company's parks have worked so hard to provide. To that end, he noted that even with these reductions, the Company's targeted cash costs of $605-615 million is still $40 million more than the Company's 2005 level of cash costs for this same portfolio of parks.

At the conclusion of his discussion, Mr. Speed noted that assuming 2% growth in guest spending per capita, flat sponsorship and other revenues, a cash cost base of $605-$615 million and capital expenditures of approximately $100 million (noting that $100 million plus or minus $10 million will continue to be the Company's run rate), the Company would need to generate attendance of approximately 26.3 million (an increase of 6% from the expected 2007 level) to achieve free cash flow break-even. As a matter of reference, Mr. Speed pointed out that 26.3 million is approximately one million less than the seven-year average attendance for the Company's current portfolio of parks.

About Six Flags
Six Flags, Inc. is the world's largest regional theme park company. Founded in 1961, it is a publicly-traded corporation (NYSE: SIX) headquartered in New York City.

Forward Looking Statements:
The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, Six Flags' success in implementing its new business strategy. Although Six Flags believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risk of accidents occurring at Six Flags' parks, adverse weather conditions, general economic conditions (including consumer spending patterns), competition, pending, threatened or future legal proceedings and other factors could cause actual results to differ materially from Six Flags' expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Six Flags' Annual Report on Form 10-K for the year ended December 31, 2006, which is available free of charge on Six Flags' website http://www.sixflags.com.

                                      # # #

Media Contact:                                  Investor Relations:
Sandra Daniels - (212) 652-9360                 William Schmitt - (203) 682-8200

(1) EBITDA (Modified), a non-GAAP measure, is defined as net income (loss) before discontinued operations, income tax expense (benefit), other expense, early repurchase of debt (formerly an extraordinary loss), equity in operations of partnerships, minority interest in earnings (losses), interest expense (net), amortization, depreciation, stock-based compensation and gain (loss) on disposal of assets. Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA (Modified) minus interests of third parties in EBITDA of the four parks that are less than wholly-owned, plus our interest in the EBITDA (Modified) of one hotel and dick clark productions inc., which are less than wholly owned. The Company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, "EBITDA Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, Adjusted EBITDA is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income
(loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance. EBITDA (Modified) and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.

The following table sets forth a reconciliation of forecasted loss from continuing operations to forecasted Adjusted EBITDA for 2007 (using the midpoint estimate of $177.5 million for forecasted Adjusted EBITDA)

                                                       2007 (in 000)
                                                       ------------
             Loss from continuing operations             $(241,334)
             Other expense                                  19,200
             Net loss on debt extinguishment                11,900
             Equity in operations of partnerships              739
             Minority interest in earnings                  39,995
             Interest expense (net)                        198,900
             Loss on fixed assets                           44,100
             Amortization                                    1,200
             Depreciation                                  137,400
             Stock-based compensation                        8,200
                                                       ------------
             EBITDA (Modified)                             220,300
             Third party interest in EBITDA
               of certain operations (2)                   (42,800)
                                                       ------------
             Adjusted EBITDA                             $ 177,500
                                                       ============

The Company is not able as of this date to provide a reliable estimate of its income tax expense (benefit) and other income (expense) for the year ended December 31, 2007. Therefore, a reliable estimate of its net loss is not available. Accordingly, the above table sets forth a reconciliation of expected loss from continuing operations to expected EBITDA (Modified) and expected Adjusted EBITDA. Since the EBITDA-Based Measures are calculated before income taxes, the absence of the income tax estimate would not affect the EBITDA-Based Measures.

(2) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta, and Six Flags Discovery Kingdom (formerly Six Flags Marine World), plus our interest in the EBITDA (Modified) of one hotel and dick clark productions inc., which are less than wholly owned.